SUBLICENSE AGREEMENT

      This Sublicense Agreement (the "Sublicense Agreement"), dated as of July 5, 2011, is made by and among First Trust ISE Cloud Computing Index Fund (the "Sublicensee"), International Securities Exchange, LLC ("Licensor"), and First Trust Advisors L.P. ("First Trust" or "Sublicensor").

                             W I T N E S S E T H :

      WHEREAS, pursuant to that certain License Agreement, dated as of September 18, 2008, as amended, by and between Licensor and First Trust ("License Agreement"), Licensor has granted First Trust a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the "Intellectual Property") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Products");

      WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Intellectual Property in connection therewith; and

      WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

      1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the ISE Cloud Computing Index and associated Marks in connection with the issuance, distribution, marketing and/or promotion of the First Trust ISE Cloud Computing Index Fund.

      2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding the Schedule setting forth the license fees) and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on First Trust.

      3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that First Trust may have against Licensor.

      4. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court in and for the County of New York, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.


                                   FIRST TRUST ISE CLOUD COMPUTING INDEX FUND


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                                   By:
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                                   Title:
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                                   FIRST TRUST ADVISORS L.P.


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                                   By:
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                                   Title:
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                                   INTERNATIONAL SECURITIES EXCHANGE, LLC


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                                   By:
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                                   Title:
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